Exhibit 99.2

First Quarter 2019 Financial Results Conference Call

Forward Looking Statements 2 This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U . S . federal securities laws . These forward - looking statements include, but are not limited to, those statements regarding the fact that the Company continues to be engaged in the transactions contemplated by the acquisition transaction entered into among MICT, BNN and ParagonEx Ltd . Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected . The forward - looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31 , 2018 and in subsequent filings with the Securities and Exchange Commission . Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise .

No Offer or Solicitation This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law . No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933 , as amended . Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction . Important Additional Information Will be Filed with the SEC On February 5 , 2019 , Global Fintech Holdings Ltd . (“GFH”) filed a registration statement on Form F - 4 containing a proxy statement for MICT’s stockholders, a prospectus, and other important information in connection with the proposed business combination . MICT URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MICT, GFH, BNN TECHNOLOGY PLC, PARAGONEX, LTD . , AND OTHER PARTIES, THE PROPOSED BUSINESS COMBINATION, AND OTHER RELATED MATTERS . Investors and stockholders may obtain free copies of these materials with the SEC through the website maintained by the SEC at www . sec . gov . In addition, investors and stockholders will be able to obtain free copies of the proxy statement by directing a request to : MICT, Inc . , 28 West Grand Avenue, Suite 3 , Montvale NJ 07645 . Investors and stockholders are urged to read the proxy statement, prospectus and other relevant materials before making any voting or investment decision with respect to the proposed business combination . 3

Participants in Solicitation MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the proxy statement/prospectus. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10 - K for the year ended December 31, 2018. After such filing, you can obtain free copies of these documents from MICT using the contact information above. Important Information about the Tender Offer THE TENDER OFFER REFERRED TO IN THIS PRESENTATION WAS COMMENCED BY BNN TECHNOLOGY PLC ON FEBRUARY 5, 2019. THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO SELL OR PURCHASE, OR THE SOLICITATION OF TENDERS WITH RESPECT TO THE SHARES OF MICT. NO OFFER, SOLICITATION, PURCHASE OR SALE WILL BE MADE IN ANY JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL. THE OFFERING DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFERING DOCUMENTS AND TO CONSULT THEIR INVESTMENT AND TAX ADVISORS BEFORE MAKING ANY DECISION REGARDING THE TENDER OF THEIR SHARES. THE TENDER OFFER STATEMENT, INCLUDING THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL, AND OTHER RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT OF MICT ON SCHEDULE 14D - 9, ARE ALSO BE AVAILABLE TO MICT’S STOCKHOLDERS AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. 4

5 Q1 2019 Developments ▪ We continue to be engaged in the transactions contemplated by the acquisition agreement entered into among MICT, BNN and ParagonEx Ltd. ▪ Following Micronet’s closing of a public equity offering on the Tel Aviv Stock Exchange on February 24 , 2019 , MICT’s holdings in Micronet, Ltd . were reduced to 33 . 88 % of Micronet’s outstanding issued shares . However, MICT currently holds 39 . 5 % of the voting rights in Micronet based on a proxy provided to MICT by Mr . David Lucatz . ▪ Based on U . S . GAAP rules, MICT no longer reports consolidated results due to reduced ownership of Micronet effective March 1 , 2019 . However, based on our corporate analysis, MICT is of the opinion that it still has effective control over Micronet , by virtue of significant influence over Micronet . ▪ First quarter 2019 results reflect consolidated Micronet numbers for January 2019 and February 2019 only .

6 ▪ Revenue was $477,000 in the first quarter of 2019, compared to $5.98 million in the first quarter of 2018. ▪ Gross loss of $369,000, representing 77% of revenues in the first quarter of 2019, compared to $1.72 million, representing 29% of revenues, in the first quarter of 2018. ▪ Research and development (R&D) expense in the first quarter of 2019 was $261,000, or 55% of sales, as compared to $527,000, or 9% of sales, in the first quarter of 2018. ▪ Selling, general and administrative (SG&A) expense was $1.19 million in the first quarter of 2019, as compared to $1.67 million in the first quarter of 2018. ▪ Net loss was $910,000 in the first quarter of 2019 as compared to a net loss of $850 in the first quarter of 2018. MICT, Inc. Q1 2019 Results

Q1 2018 vs. Q1 2019 Revenues 7

8 Income Statement Highlights (in 000s except share and per share data) Three months ended March 31, 2019 2018 Revenues $ 477 $ 5,980 Cost of revenues 846 4,258 Gross profit (369) 1,722 Operating expenses: Research and development 261 527 Selling and marketing 198 454 General and administrative 990 1,212 Amortization of intangible assets 20 222 Total operating expenses 1,469 2,415 Loss from operations (1,838) (693) Equity loss - - Net profit (loss) from loss of control 299 Financial (expenses) income, net 76 (392 Loss before provision for income taxes (1,463) (1,085) Taxes on income (benefit) 3 - Net loss from continued operation (1,466) (1,085) Net profit (loss) from discontinued operation - (111) Total net loss (1,466) (974) Net loss attributable to non-controlling interests (556) (124) Net loss attributable to MICT, Inc. (910) (850) Basic and diluted loss per share from continued operation (0.09) (0.11) Basic and diluted loss per share from discontinued operation $ - $ (0.01) Weighted average common shares outstanding: Basic 9,707,831 8,867,830

Balance Sheet March 31, 2019 (Unaudited) December 31, 2018 (Audited) Cash, cash equivalents and restricted cash $0.3 M $2.2 M Trade account receivable, net $ -- M $1.0 M Bank & others debts $2.0 M $5.8 M Net working capital $(1.8 M) $(0.6 M) Stockholders’ equity $(0.1 M) $1.0 M 9 In Millions